                                                                     Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE ISSUER) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER IS FURNISHED TO THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 6, 2000 AMONG AMPEX DATA SYSTEMS CORPORATION, AS ISSUER, AMPEX CORPORATION, AS GUARANTOR, AND THE OTHER PARTIES REFERENCED THEREIN, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                         AMPEX DATA SYSTEMS CORPORATION
                     Senior Discount Note due May 31, 2001

No. 3                                                               $780,461.11

          Ampex Data Systems Corporation, a Delaware corporation (hereinafter called the "Issuer", which term includes any successor entity under that certain Agreement referred to herein), for value received, hereby promises to pay to Goldman Sachs & Company FFC B III-A Capital Partners, L.P., or registered assigns, the principal sum of Seven Hundred Eighty Thousand Four Hundred Sixty One Dollars and Eleven Cents ($780,461.11) on May 31, 2001.

          Reference is hereby made to the further provisions of this Note set forth on the following four (4) pages, which further provisions shall for all purposes have the same effect as if set forth at this place, and to the Agreement referred to herein.

          Pursuant to the Agreement referred to herein, the payment of this Note is unconditionally guaranteed by the Guarantor. The guaranty by the Guarantor is endorsed hereon.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer and a facsimile of its seal to be affixed hereto or imprinted hereto.

                                  AMPEX DATA SYSTEMS CORPORATION



                                 By:
                                    -----------------------------------------
                                 Name:
                                 Title:

                         AMPEX DATA SYSTEMS CORPORATION
                     Senior Discount Note due May 31, 2001

          1.  Note Purchase Agreement.  The Issuer issued this Note pursuant to
              -----------------------
that certain Note Purchase Agreement, dated as of November 6, 2000 (as may be amended from time to time, the "Agreement"), by and among the Issuer, Ampex Corporation, as Guarantor, the Purchasers named therein, and DDJ Capital Management, LLC, as agent for the holders from time to time of the Senior Discount Notes issued pursuant to the Agreement (the "Holders' Agent"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement. This Note is one of the Senior Discount Notes referred to in the Agreement, and the terms of this Note are subject to, and qualified by, all of the terms and conditions set forth in the Agreement, certain of which are summarized herein.

          2.  Maturity.  This Note shall mature and shall be due and payable in
              --------
full on the earliest to occur of (i) May 31, 2001 (the "Stated Maturity Date"),
(ii) a Mandatory Redemption Date, or (iii) a Designated Voluntary Redemption
Date.

          3.  Principal Amount.  The face principal amount of this Note
              ----------------
represents the Accreted Value of this Note at the Stated Maturity Date.  This
Note is being issued at a discount. The price paid for this Note at the time of issue is less than the face principal amount of this Note and is set forth in the Agreement.

          4.  Interest.  This Note will accrete in value from and after the
              --------
Issue Date. No interest will accrue on this Note prior to the earliest to occur of (i) the Stated Maturity Date, (ii) a Mandatory Redemption Date, or (iii) a Designated Voluntary Redemption Date. If the Issuer fails to pay to the Holder of this Note cash in an amount equal to the Accreted Value of this Note as of any such Redemption Date, interest shall accrue on the unpaid portion of the Accreted Value of this Note at the Default Rate for each day from and after such Redemption Date until the entire Accreted Value of this Note as of such Redemption Date, and all accrued interest thereon, shall have been paid in full.

          5.  Redemption.  This Note may be voluntarily redeemed by the Issuer
              ----------
at any time, without premium or penalty, in accordance with the provisions of
Section 6.1 of the Agreement. This Note shall be subject to mandatory redemption upon the earliest to occur of (a) the Stated Maturity Date, (b) a Change of Control, (c) an Asset Disposition, or (d) an acceleration of maturity pursuant to Subsections 9.2(a) or 9.2(b) of the Agreement. Except as otherwise expressly provided herein, this Note may not be prepaid prior to the Stated Maturity Date.

          6.  Payments on this Note.  All payments due in respect of this Note
              ---------------------
shall be paid to the registered Holder of this Note as of the date such payment is due in accordance with the payment instructions provided in writing to the Issuer by such Holder. The Issuer shall pay the Accreted Value of this Note (and, if applicable, interest at the Default Rate) in money of the United States that at the time of payment is legal tender for payment of public and private debts, by wire transfer of immediately available funds.

          7.  Transfer and Exchange.  This Note may be transferred, exchanged
              ---------------------
and/or registered subject to, and in accordance with, the terms, provisions and conditions set forth in the Agreement.

          8.  Persons Deemed Owners.  The registered holder of this Note shall
              ---------------------
be treated as its owner for all purposes.

          9.  Amendments and Waivers.  This Note may be amended or supplemented
              ----------------------
pursuant to, and in accordance with, the terms, provisions and conditions set forth in the Agreement.

          10.  Defaults and Remedies.  Events of Default and the rights and
               ---------------------
remedies of the Holder of this Note and of the Holders' Agent upon the occurrence thereof are as set forth in the Agreement.

          11.  No Recourse Against Others.  No director, officer, employee,
               --------------------------
incorporator or shareholder of the Issuer shall have any liability for any obligation of the Issuer under the Agreement or this Note or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. The Holder hereof, by accepting this Note, waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of this Note.

          12.  Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the internal laws of The Commonwealth of Massachusetts, without regard to the conflict of laws provisions thereof.

          13.  Copies of Agreement.  The Issuer will furnish to the Holder of
               -------------------
this Note, upon written request and without charge, a copy of the Agreement, which has in it the terms of this Note. Requests may be made to: Ampex Data Systems Corporation, 500 Broadway, Redwood City, CA 94063-3199, Attention:
General Counsel and Secretary.

                                   GUARANTEE

          The undersigned Guarantor unconditionally and irrevocably guarantees to each Holder (a) the full and punctual payment of the Accreted Value of this Note when due, whether at maturity, by acceleration, by redemption or otherwise, together with accrued interest at the Default Rate, if applicable, and all other amounts payable by the Issuer under the Agreement and this Note, and (b) the full and punctual performance of all other obligations of the Issuer under the Agreement and this Note (all the foregoing described in (a) and (b) being hereinafter collectively called the "Guaranteed Obligations").

          The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of any Default or Event of Default under the Guaranteed Obligations not provided for in the Agreement.

          The obligations of the Guarantor to the Holder of this Note pursuant to the Guarantee and the Agreement are expressly set forth in Article 14 of the Agreement and reference is hereby made to such Agreement for the precise terms of the Guarantee therein made.

                                   GUARANTOR:

                                   AMPEX CORPORATION


                                   By:
                                      --------------------------------------
                                   Name:
                                   Title: